Exhibit 99.1

Guardion Health Sciences Announces Financial Results

for the Quarter Ended March 31, 2023

Viactiv® Product Line Total Revenue Increased approximately 37% for the Quarter Ended March 31, 2023 as compared to the Quarter Ended March 31, 2022

HOUSTON, TEXAS – May 15, 2023 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced its financial results for the three months ended March 31, 2023. The Company also provided a corporate update to stockholders.

Financial and other highlights for the three months ended March 31, 2023 include the following (all common share and per share amounts shown below have been adjusted to reflect the 1-for-50 reverse stock split effective January 6, 2023):

●	Total revenue was $3,185,689 for the three months ended March 31, 2023, as compared to $2,384,619 for the three months ended March 31, 2022, an increase of $801,070 or 33.6%. The increase in total revenue was driven by increased sales of the Viactiv product line, which accounted for approximately 97% of the Company’s total revenue for the three months ended March 31, 2023.

●	Gross profit was $1,335,302 for the three months ended March 31, 2023, as compared to $1,096,457 for the three months ended March 31, 2022, an increase of $238,845 or 21.8%. The increase in gross profit was primarily attributable to an increase in sales from the Viactiv product line.

●	Gross margin for the three months ended March 31, 2023 was 41.9%, as compared to 46.0% for the three months ended March 31, 2022. Gross margin decreased by 4.1 percentage points or 8.9% in 2023 as compared to 2022 because of increased transportation, fulfillment and third-party logistics costs.

●	Total operating expenses for the three months ended March 31, 2023 were $2,799,309, as compared to $3,716,505 for the three months ended March 31, 2022, a decrease of $917,196 or 24.7%.

●	Loss from operations for the three months ended March 31, 2023 decreased to $(1,464,007), as compared to $(2,620,048) for the three months ended March 31, 2022, a reduction of $1,156,041 or 44.1%.

●	As a result of the aforementioned factors, and the non-cash gain (loss) from the change in fair value of the warrant derivative liability of $1,898,100 and $(2,682,500) for the three months ended March 31, 2023 and 2022, respectively, net income was $533,091 for the three months ended March 31, 2023, as compared to a net loss of $(5,300,987) for the three months ended March 31, 2022.

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●	Basic and diluted net income (loss) for the three months ended March 31, 2023 was net income of $0.42 per share, as compared to a net loss of $(6.77) per share for the three months ended March 31, 2022, based on 1,267,340 weighted average common shares outstanding in 2023 and 783,018 weighted average common shares outstanding in 2022.

●	Cash used in operations for the three months ended March 31, 2023 was $1,879,210, as compared to $2,226,473 for the three months ended March 31, 2022.

●	The Company had unrestricted cash and cash equivalents of $8,774,626 as of March 31, 2023.

●	During the three months ended March 31, 2023, the Company redeemed for cash all of the outstanding shares of Series C convertible redeemable preferred stock and Series D redeemable preferred stock that were issued and outstanding at December 31, 2022.

●	On January 24, 2023, the Company received a letter from The Nasdaq Stock Market LLC stating that the Company had regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on The Nasdaq Capital Market.

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented, “We are continuing our efforts in 2023 to build a stronger clinical nutrition company. We believe that the operating improvements achieved during the first quarter of 2023 reflect our continuing focus developing the Viactiv brand. Our immediate focus is on increasing sales and improving gross margin, while also reducing major cost categories and streamlining operations.

“We believe that our ability to maximize stockholder value requires that we continue to build a solid corporate foundation and demonstrate growth and commercial success on top of that foundation, with the objective of reaching operating profitability.. In that regard, wee have taken a number of steps during the last two years to strengthen our corporate foundation, including acquiring Viactiv, winding down and reevaluating Vector Vision, hiring key team members, launching a new product, strengthening our eCommerce capabilities, moving our corporate headquarters from California to Texas, and streamlining operations. We will continue to be guided by our three primary objectives, which are demonstrating commercial success, strengthening our commercial engine and strengthening our clinical nutrition strategy.

“Despite this progress, we continue to believe that the Company remains undervalued in the public market, specifically with regard to the clinical nutrition platform and the brand that we are building. We are continuing to work closely with Alantra, LLC (“Alantra”), our exclusive financial advisor, to implement the previously-announced strategic review to solicit and evaluate alternatives to maximize stockholder value in the near-term. Among other alternatives, this review could include a sale of the Company or the Viactiv brand, or a merger, acquisition, reverse acquisition, or other strategic transaction. We are continuing this process and will provide updates to our stockholders as developments warrant.

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“Finally, we believe that our cash position, the market position of the Viactiv product line, and our current operating business strategy provide us with a viable platform from which to continue our efforts to further grow operations, improve financial performance, and maximize stockholder value,” concluded Mr. Scholtes.

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the three months ended March 31, 2023 is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing.

These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to fund its business plan, the impact of the Company’s exploration of strategic alternatives, any replacement and integration of new management team members, the implementation of new financial, management, accounting and business software systems, the identification and integration of possible acquisition targets and suitors, the impact of the Covid-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements.

Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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